Exhibit 99.1

Rivian Announces CFO Transition Plan

●	Claire McDonough to step down on October 30, 2026 after nearly six years of financial and strategic leadership

●	Derek Mulvey expected to be appointed Interim Chief Financial Officer as search for permanent successor is underway

IRVINE, Calif. — August 27, 2026 — Rivian Automotive, Inc. (NASDAQ: RIVN) today announced that Chief Financial Officer Claire McDonough has decided to step down from her role to pursue a new opportunity and relocate to the East Coast to be closer to her family.

McDonough will remain in her role as CFO over the next two months to ensure a seamless and thorough transition. During this period, she will work closely with CEO RJ Scaringe and the executive leadership team to transition key strategic initiatives. Her final day with Rivian will be October 30, 2026.

Rivian has a comprehensive executive search process underway, evaluating both internal and external candidates, to identify the company’s next Chief Financial Officer. To maintain operational continuity, Derek Mulvey, Vice President of Finance, is expected to be appointed Interim Chief Financial Officer, effective upon McDonough's departure. Mulvey joined Rivian in 2021 and has worked closely with Scaringe and McDonough on the company’s financial planning, strategic partnerships, capital allocation and investor relations. He has been instrumental in Rivian’s strategy and execution and will enable a seamless transition. Prior to his tenure at Rivian, Mulvey was Vice President at J. P. Morgan.

Since joining Rivian in January 2021, McDonough played a central role in constructing Rivian’s financial foundation and navigating its growth as a public company. Under her leadership, Rivian successfully executed its historic $13.7 billion initial public offering in November 2021, one of the largest IPOs in U.S. history, securing the capital required to scale initial manufacturing operations at its Normal, Illinois facility. Throughout her tenure, McDonough and her team have built robust capital management frameworks across major growth cycles, driven cost-reduction initiatives essential to achieving long-term gross margin targets, and helped structure key strategic partnerships.

Rivian’s CEO RJ Scaringe said:

“Claire joined Rivian almost six years ago, and she’s had a meaningful impact on our business and our teams during a transformative period of growth. From guiding us through our IPO to building many of our financial operating frameworks, her strategic approach has helped strengthen our overall execution. Beyond her work on our capital roadmap, Claire has been a trusted leader and partner across the organization. While she will be missed, I’m thrilled that Derek is taking on the interim CFO role. Derek has worked incredibly closely with me, Claire and our leadership team for several years and will enable a seamless transition.”

Rivian’s Chief Financial Officer Claire McDonough said:

“Serving as Rivian’s CFO alongside RJ and this exceptional team has been the highlight of my career. I am tremendously proud of everything we have accomplished together—from building and scaling the business with the launch of R1 and our commercial van to establishing the financial and operational foundation that will propel the company through the ramp of R2 and beyond. As I step away for a new opportunity and to be closer to my family on the East Coast, I do so with absolute confidence in Rivian’s trajectory, mission, and leadership team.”

Rivian’s strong executive leadership bench will work alongside Mulvey to ensure a smooth transition and maintain execution across key strategic initiatives.

About Rivian:

Rivian (NASDAQ: RIVN) is an American automotive technology company that develops and builds category-defining electric vehicles as well as vertically integrated technologies and services. Through innovation across its electrical architecture, end-to-end software, autonomous driving platform, artificial intelligence and propulsion, the company creates vehicles that excel at work and play while accelerating the global transition to zero-emission transportation and energy. Rivian vehicles are manufactured in the United States and are sold directly to consumer and commercial customers. Whether taking families on new adventures or electrifying fleets at scale, Rivian vehicles all share a common goal — preserving the natural world for generations to come.

Contacts:

Investors: ir@rivian.com

Media: Harry Porter, media@rivian.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation executive leadership changes. In some cases you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements use these words or expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and our other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.